UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Federated Hermes ETF Trust
(Exact name of registrant as specified in its charter)
Delaware	Federated Hermes MDT Market Neutral ETF: 39-2974689 Federated Hermes Enhanced Income ETF: 39-2500297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Ericsson Drive Warrendale, Pennsylvania	15086-7561
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Federated Hermes MDT Market Neutral ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.
Federated Hermes Enhanced Income ETF, shares of beneficial interest, no par value	CBOE BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258934 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest of the Federated Hermes MDT Market Neutral ETF and Federated Hermes Enhanced Income ETF, no par value, is set forth in Post-Effective Amendment No. 20 under the Securities Act of 1933, as amended, and Amendment No. 21 under the Investment Company Act of 1940, as amended, to the Registration Statement on Form N-1A (the “Registration Statement”) of Federated Hermes ETF Trust (the “Registrant”) (File Nos. 333-258934; 811-23730), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via SEC Accession No. 0001623632-25-001043 on August 21, 2025, which description is incorporated herein by reference.

Item 2. Exhibits

1.            The Registrant’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-25-001043 on August 21, 2025.

2.            The Registrant’s Certificate of Amendment to its Certificate of Trust is included as Exhibit (a)(2) to the Registrant’s Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-25-001043 on August 21, 2025.

3.       The Registrant’s Amended and Restated By-Laws are included as Exhibit (b) to the Registrant’s Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-25-001043 on August 21, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Federated Hermes ETF Trust
Date	August 21, 2025

By: /s/ Kary A. Moore
Kary A. Moore
Secretary